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                                                                     Exhibit 5.4

                                                                   March 5, 2004

TO: The Board of Directors of Telesystem International Wireless Inc.

     We hereby consent to the use of our name, under the captions "Legal Matters" and "Certain Canadian and U.S. Income Tax Considerations" in the registration statement on Form F-10 filed with the Securities and Exchange Commission on the date hereof. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933.

                                       Very truly yours,
                                       /s/ Ogilvy Renault, a general partnership